Exhibit 21
SCIENTIFIC GAMES CORPORATION SUBSIDIARIES

All subsidiaries are 100% owned unless otherwise stated.

Scientific Games International, Inc. (Delaware)
MDI Entertainment, LLC (Delaware)
Scientific Games Products, Inc. (Delaware)
Scientific Games SA, Inc. (Delaware)
Sciplay Inc. (Delaware)
SG Gaming North America, Inc. (Nevada)
Scientific Games Australia Pty. Ltd. (Australia)
Scientific Games Products Australia Pty Ltd (Australia)
Scientific Games Beteiligungsgesellschaft mBH (Austria)
Scientific Games International GmbH (Austria)
Scientific Games (Bermuda) Limited (Bermuda)
Scientific Games Brasil Ltda. (Brazil)
Happy Sun Technologies Ltd. (British Virgin Islands) (50%)
Scientific Games Canada Inc. (Ottawa, Canada)
Scientific Games Holdings (Canada) ULC (Nova Scotia, Canada)
Scientific Games Products (Canada) ULC (Nova Scotia, Canada)
Scientific Games Chile Limitada (Chile) (99.99%)
Scientific Games Latino America SpA (Chile)
Beijing Guard Libang Technology Co. Limited (China) (50%)
Scientific Games (China) Company Limited (China)
Shenzhen Leli (China) (50%)
Success Trader SZ (China) (50%)
Scientific Games Deutschland GmbH (Germany)
Scientific Games Germany GmbH (Germany)
Scientific Games Honsel GmbH (Germany)
Success Trader Technologies Limited (Hong Kong) (50%)
Scientific Games Lottery Services KFT (Hungary)
Scientific Connections India Private Limited (India)
Interplay Gaming Ventures Ltd. (Ireland)
Scientific Games Holdings Limited (Ireland)

Scientific Games Worldwide Limited (Ireland)
Scientific Games Global Gaming SARL (Luxembourg)
Scientific Games Luxembourg Holdings SARL (Luxembourg)
Scientific Games Italy Investments SRL (Italy)
Scientific Connections SDN BHD (Malaysia)
Scientific Games Malta Limited (Malta)
Scientific Games Global Mexico S. de R.L. de C.V. (Mexico)
Scientific Games Mexico, S. de R.L. de C.V. (Mexico)
Scientific Games Panama, S. de R.L. (Panama)
Scientific Games del Peru, S.R.L. (Peru) (99.9%)
Scientific Games Puerto Rico, LLC (Puerto Rico)
Scientific Games International Inc.-Indra Sistemas S.A. Union Temporal De Empresas (Spain) (51%)
Scientific Games Spain Services SRL (Spain)
Scientific Games Sweden AB (Sweden)
Games Media Limited (UK)
Global Draw Limited (UK)
Knightway Promotions Limited (UK)
Pagoda Leisure Limited (UK)
Scientific Connections Limited (UK)
Scientific Games Global Plus Limited (UK)
Scientific Games International Holdings LTD (UK)
Scientific Games International Limited (UK)
Scientific Games Europe SARL (Luxembourg)
Scientific Games Asia Pacific Ltd. (Bermuda)
Scientific Games China Holdings Ltd. (Bermuda)
International Terminal Leasing (Bermuda) (50%)
Scientific Games Dominican Republic, S.R.L. (Dominican Republic)
Barcrest Group Limited (UK)
Cybe CZ S.R.O. (Czech Republic)
SG Gaming (RGL) Limited (UK)
Barcrest Development B.V. (Netherlands) (50%)
Barcrest Group Technology Limited (UK)
Scientific Games Services Italy S.R.L. (Italy)
PPC hf (Iceland)
Scientific Games (Gibraltar) Limited (Gibraltar)
Scientific Games Taiwan Limited (Taiwan)

SG Gaming Limited (UK)
SG Provoloto, S. de R.L. de C.V. (Mexico)
Technology and Gaming Limited (UK)
Scientific Games New Jersey, LLC (Delaware)
Scientific Games International, Inc. (Panama) (Panama)
Scientific Games Asia Services Pte. Ltd. (Singapore)
Scientific Games Ukraine LLC (Ukraine)
WMS Industries Inc. (Delaware)
WMS Gaming Inc. (Delaware)
Lenc-Smith Inc. (Delaware)
Williams Electronics Games, Inc. (Delaware)
WMS International Holdings Inc. (Delaware)
WMS Finance Inc. (Delaware)
WMS Asia Holdings Inc. (Delaware)
Williams Interactive LLC (Delaware)
Lenc Software Holdings LLC (Delaware)
Phantom EFX, LLC (Iowa)
WMS Gaming Africa (Pty) Ltd. (South Africa)
WMS Gaming Australia PTY Limited (Australia)
WMSGaming Mexico, S. de R.L. de C.V. (Mexico)
WMSGaming Mexico Services, S. de R.L. de C.V. (Mexico)
WMS Gaming (Canada) Ltd. (New Brunswick)
WMS Gaming (UK) Limited (England)
WMS Gaming International, S.L. (Spain)
WMS Gaming Peru S.R.L. (Peru)
WMS Alderney 1 Limited (Alderney)
WMS Alderney 2 Ltd. (Alderney)
Orion Financement Company B.V. (Netherlands)
Jadestone Group AB (Sweden)
Jadestone Networks (Malta) Ltd. (Malta)
WMS International (Macau) Limited (Macau)
Orion Real Estate B.V. (Netherlands)
Williams Interactive (Canada) Ltd. (British Columbia)
WMS Gaming Solutions India Private Limited (India)
WMS Marketing UK Limited (UK)
Orion Assembly B.V. (Netherlands)

Williams Interactive (Gibraltar) Limited (Gibraltar)
WMS Gaming Services Europe, S.L. (Spain)
Mercur Holland B.V. (Netherlands)
Orion Gaming B.V. (Netherlands)